UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2009
RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street Miami, Florida	33178

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 500-3726
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 15, 2009, the Board of Directors of Ryder System, Inc. (the “Company”) approved amendments to the Company’s Bylaws (the “Bylaws”), effective immediately, to provide that (1) in uncontested elections, directors shall be elected by a majority of the votes cast with respect to that director and (2) in contested elections (elections in which the number of persons to be considered by the shareholders for election exceeds the number of directors to be elected), directors shall be elected by the vote of a plurality of the votes cast. Previously, Company directors were elected by the affirmative vote of the holders of a majority of the voting power of the total number of shares outstanding and entitled to vote on such matter. The amendments also effect minor clarifications relating to quorum and director resignations.
     The foregoing summary of the amendments to the Bylaws is qualified in its entirety by the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.
     In connection with the adoption of the new director voting standards, on December 15, 2009, the Board also approved an amendment to the Company’s Corporate Governance Guidelines to provide for a directors resignation policy. Pursuant to the new policy, any incumbent director who fails to receive the required number of votes for re-election in accordance with the Bylaws will tender his or her written resignation for consideration by the Board in accordance with the procedures set forth in the Corporate Governance Guidelines. The foregoing summary of the changes to the Company’s Corporate Governance Guidelines is qualified in its entirety by the full text of the Corporate Governance Guidelines, which are available at http://www.ryder.com/investors_corpgov_govguide.shtml.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
3.2     Bylaws of Ryder System, Inc., as amended, effective December 15, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2009	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D. Fatovic
Robert D. Fatovic, Executive Vice
President, Chief Legal Officer and Corporate Secretary